Exhibit 10.2

Papa Murphy’s Holdings, Inc.
8000 NE Parkway Drive, Suite 350
Vancouver, WA 98662

December 21, 2017

MFP Partners, L.P.
909 Third Avenue, 33rd floor
New York, NY 10022

Misada Capital Holdings, LLC
200 S. Dwight Place
Englewood, NJ 07631

LEP Papa Murphy’s Holdings, LLC
650 Madison Avenue, 21st floor
New York, NY 10022

Re:	Letter Agreement
Ladies and Gentlemen:
This letter agreement, dated December 21, 2017 (this “Agreement”), is with reference to that certain Cooperation Agreement, dated as of the date hereof (the “Cooperation Agreement”), by and among Papa Murphy’s Holdings, Inc., a Delaware corporation (the “Company”), MFP Partners, L.P., a Delaware limited partnership (collectively with its Affiliates and Associates, “MFP”), Misada Capital Holdings, LLC, a Delaware limited liability company (collectively with its Affiliates and Associates, “Misada” and, together with MFP, the “Stockholders”), Alexander C. Matina and Noah A. Elbogen. The Company, MFP, Misada and LEP Papa Murphy’s Holdings, LLC, a Delaware limited liability company (collectively with its Affiliates and Associates, “Lee Equity”) are each herein referred to as a “party” and collectively, the “parties.” Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Cooperation Agreement.
With respect to the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, each of the undersigned hereby agree as follows:

1.
Until the Termination Date, Lee Equity shall, or shall cause its applicable Representatives to, appear in person or by proxy at each Stockholder Meeting where a Director Proposal is to be voted on by the Company’s stockholders, and to vote all shares of Common Stock beneficially owned by it and over which it has voting power on such Director Proposal at such Stockholder Meeting in accordance with the Nominating Committee’s recommendations.

2.
This Agreement shall terminate, and be of no further force and effect, from and after the Termination Date of the Cooperation Agreement as provided therein. For the avoidance of doubt, if the Cooperation Agreement is terminated only with respect to the rights and obligations of MFP, the termination of this Agreement would be effective only with respect to MFP, and if the Cooperation Agreement is terminated only with respect to the rights and obligations of Misada, termination of this Agreement would be effective only with respect to Misada, and, in either case, this Agreement would otherwise remain in effect between the other parties hereto.

3.
Lee Equity hereby represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by Lee Equity, constitutes a valid and binding obligation and agreement of Lee Equity and is enforceable against Lee Equity in accordance with its terms. Lee Equity represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of Lee Equity as currently in effect, the execution, delivery and performance of this Agreement by Lee Equity does not and will not violate or conflict with (a) any law, rule, regulation, order, judgment or decree applicable to Lee Equity or (b) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which Lee Equity is a party or by which it is bound.

4.
This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The parties hereto agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each party hereto waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party hereto consents to accept service of process in any such Legal Proceeding by service of a copy thereof upon either its registered agent in the State of Delaware or the Secretary of State of the State of Delaware, with a copy delivered to it by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth herein. Nothing contained herein shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

5.
Each party acknowledges and agrees that irreparable injury to the other parties would occur in the event that any provision of this Agreement were not performed in accordance with such provision’s specific terms or were otherwise breached or threatened to be breached, and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that each of parties (as applicable, the “Moving Party”) shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the no party shall not take any action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This paragraph shall not be the exclusive remedy for any violation of this Agreement.

6.
This Agreement shall not be assignable by operation of law or otherwise by a party without the consent of the other party. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party. Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature. The word “including” (in its various forms) means “including, without limitation.”

7.	If the foregoing is acceptable and agreed to by you, please sign on the line provided below to signify such acceptance and agreement.

Very truly yours,

PAPA MURPHY’S HOLDINGS, INC.
By: /s/ Weldon Spangler
Name:    Weldon Spangler
Title:    Chief Executive Officer

Accepted and Agreed to by:

LEP PAPA MURPHY’S HOLDINGS, LLC

By: /s/ Joseph B. Rotberg
Name: Joseph B. Rotberg
Title: Chief Financial Officer

SIGNATURE PAGE TO LETTER AGREEMENT

MFP PARTNERS, L.P.

By:     MFP INVESTORS, LLC, its general partner

By: /s/ Timothy E. Ladin
Name:    Timothy E. Ladin
Title:    General Counsel

SIGNATURE PAGE TO LETTER AGREEMENT

MISADA CAPITAL HOLDINGS, LLC

By: /s/ Noah A. Elbogen
Name: Noah A. Elbogen
Title: Managing Member

SIGNATURE PAGE TO LETTER AGREEMENT